Exhibit 99

Restaurant Brands International Inc. Reports Full Year and Fourth Quarter 2016 Results

Oakville, Ontario – February 13, 2017 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the full year and fourth quarter ended December 31, 2016.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “We are pleased to report another year of solid results, with strong financial performance in the fourth quarter. Our continued focus on guest satisfaction and value creation for all of our stakeholders has resulted in accelerated restaurant development and continued system-wide sales growth at both of our iconic brands, TIM HORTONS® and BURGER KING®. We are excited about our progress this year and are committed to building on these results to achieve long-term sustainable growth.”

Full Year 2016 Highlights:

•	RBI Total Revenues of $4,145.8 million versus $4,052.2 million in prior year

•	RBI Net Income Attributable to Common Shareholders of $345.6 million versus $103.9 million in prior year

•	RBI Diluted EPS of $1.45 versus $0.50 in prior year

•	Tim Hortons (“TH”) comparable sales increased 2.5% and Burger King (“BK”) comparable sales increased 2.3% in constant currency

•	Restaurant count increased 4.5% at TH and 4.9% at BK year-over-year

•	System-wide sales grew 5.2% at TH and 7.8% at BK in constant currency

•	RBI Adjusted EBITDA of $1,888.2 million was up 16.4% on an organic basis versus prior year results

•	RBI Adjusted Diluted EPS of $1.58 was up 45.0% versus prior year results

•	RBI declared dividends of $0.62 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership in 2016, up 40.9% versus prior year declared dividends

Fourth Quarter 2016 Highlights:

•	RBI Total Revenues of $1,111.4 million versus $1,057.0 million in prior year period

•	RBI Net Income Attributable to Common Shareholders of $118.4 million versus $51.7 million in prior year period

•	RBI Diluted EPS of $0.50 versus $0.25 in prior year period

•	TH comparable sales increased 0.2% and BK comparable sales increased 2.8% in constant currency

•	System-wide sales grew 2.4% at TH and 8.5% at BK in constant currency

•	RBI Adjusted EBITDA of $512.4 million was up 16.4% on an organic basis versus prior year results

•	RBI Adjusted Diluted EPS of $0.44 was up 37.5% versus prior year results

Consolidated Operational Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comparable Sales Growth (1)
TH	0.2%	6.3%	2.5%	5.6%
BK	2.8%	3.9%	2.3%	5.4%
System Net Restaurant Growth (NRG)
TH	121	69	200	155
BK	495	334	735	631
System-wide Sales Growth (1)
TH	2.4%	12.4%	5.2%	9.3%
BK	8.5%	8.8%	7.8%	10.3%
System-wide Sales (2) (in US$ millions)
TH	$1,622.2	$1,632.7	$6,405.2	$6,349.8
BK	$4,651.6	$4,353.2	$18,209.2	$17,303.7

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions, except per share data)	2016	2015	2016	2015
	(unaudited)		(unaudited)
RBI Total Revenues	$1,111.4	$1,057.0	$4,145.8	$4,052.2
RBI Net Income Attributable to Common Shareholders	$118.4	$51.7	$345.6	$103.9
RBI Diluted Net Income Attributable to Common Shareholders and Noncontrolling Interests (3)	$233.2	$116.5	$682.4	$237.1
RBI Diluted Earnings per Share	$0.50	$0.25	$1.45	$0.50

TH Adjusted EBITDA (4)	$278.4	$243.4	$1,072.3	$906.7
BK Adjusted EBITDA (4)	$234.0	$199.2	$815.9	$759.5

RBI Adjusted EBITDA (5)	$512.4	$442.6	$1,888.2	$1,666.2

RBI Adjusted Net Income (5)(6)	$208.3	$152.5	$744.2	$519.0
RBI Adjusted Diluted Earnings per Share (5)(6)	$0.44	$0.32	$1.58	$1.09

(3)	Includes net income available to common shareholders and net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership.
(4)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment profitability.
(5)	RBI Adjusted EBITDA, RBI Adjusted Net Income, and RBI Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.
(6)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.

RBI Total Revenues for the year and fourth quarter grew primarily as a result of system-wide sales growth at both TH and BK, partially offset by unfavorable FX movements. For the year and fourth quarter, growth in RBI Net Income Attributable to Common Shareholders and Diluted Earnings per Share was primarily due to segment income growth in both of our brands and the non-recurrence of TH transaction and restructuring costs.

RBI Adjusted EBITDA for both the year and the fourth quarter grew 16.4%, excluding the impact of FX movements, driven by revenue growth and cost discipline at both brands.

TH Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comparable Sales Growth (1)	0.2%	6.3%	2.5%	5.6%
System-wide Sales Growth (1)	2.4%	12.4%	5.2%	9.3%
System-wide Sales (2)	$1,622.2	$1,632.7	$6,405.2	$6,349.8

System Net Restaurant Growth (NRG)	121	69	200	155
System Restaurant Count at Period End	4,613	4,413	4,613	4,413

Sales	$546.3	$533.1	$2,112.1	$2,074.3
Franchise and Property Revenues	$247.6	$238.4	$889.3	$882.6

TH Total Revenues	$793.9	$771.5	$3,001.4	$2,956.9
Cost of Sales	$421.0	$435.3	$1,647.4	$1,728.1
Franchise and Property Expenses	$92.3	$100.0	$317.1	$360.7
Segment SG&A (7)	$30.6	$24.6	$78.9	$93.2
Segment Depreciation and Amortization (8)	$25.2	$28.2	$102.1	$117.7
TH Adjusted EBITDA (4) (9)	$278.4	$243.4	$1,072.3	$906.7

(7)	Segment selling, general and administrative expenses consists of segment selling expenses and segment management general and administrative expenses.
(8)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(9)	TH Adjusted EBITDA for the three and twelve months ended December 31, 2016 includes $3.2 million and $12.2 million, respectively, of cash distributions received from equity method investments. TH Adjusted EBITDA for the three months ended December 31, 2015 includes $3.6 million of cash distributions received from equity method investments. TH Adjusted EBITDA for the year ended December 31, 2015 excludes $0.5 million of acquisition accounting impact on cost of sales and includes $13.6 million of cash distributions received from equity method investments.

In 2016, TH system-wide sales growth was driven by the following:

•	Comparable Sales Growth: growth in the breakfast, lunch, and dinner dayparts, with notable growth in the US

•	Restaurant count growth: 4.5% year-over-year

TH Total Revenues grew versus prior year at the following rates, primarily as a result of system-wide sales growth:

•	Full Year 2016: 1.5% (4.6% excluding the impact of FX movements)

•	Fourth Quarter 2016: 2.9% (2.6% excluding the impact of FX movements)

TH Adjusted EBITDA grew versus prior year at the following rates, primarily as a result of TH Total Revenues growth and cost discipline:

•	Full Year 2016: 18.3% (21.8% excluding the impact of FX movements)

•	Fourth Quarter 2016: 14.4% (14.1% excluding the impact of FX movements)

BK Segment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comparable Sales Growth (1)	2.8%	3.9%	2.3%	5.4%
System-wide Sales Growth (1)	8.5%	8.8%	7.8%	10.3%
System-wide Sales (2)	$4,651.6	$4,353.2	$18,209.2	$17,303.7

System Net Restaurant Growth (NRG)	495	334	735	631
System Restaurant Count at Period End	15,738	15,003	15,738	15,003

Sales	$22.9	$22.7	$92.6	$94.7
Franchise and Property Revenues	$294.6	$262.8	$1,051.8	$1,000.6

BK Total Revenues	$317.5	$285.5	$1,144.4	$1,095.3
Cost of Sales	$20.6	$19.6	$79.9	$81.4
Franchise and Property Expenses	$38.3	$38.0	$137.0	$142.5
Segment SG&A (7)	$36.7	$40.2	$159.6	$159.0
Segment Depreciation and Amortization (8)	$12.1	$11.5	$48.0	$47.1
BK Adjusted EBITDA (4)	$234.0	$199.2	$815.9	$759.5

In 2016, BK system-wide sales growth was driven by the following:

•	Comparable Sales Growth: strength in Latin America and the Caribbean (“LAC”) and Asia Pacific (“APAC”), partially offset by softness in Europe, the Middle East, and Africa (“EMEA”) and the U.S. and Canada (“US&C”)

•	Restaurant count growth: 4.9% year-over-year

BK Total Revenues grew versus prior year at the following rates, primarily as a result of system-wide sales growth:

•	Full Year 2016: 4.5% (6.5% excluding the impact of FX movements)

•	Fourth Quarter 2016: 11.2% (12.6% excluding the impact of FX movements)

BK Adjusted EBITDA grew versus prior year at the following rates, primarily as a result of BK Total Revenues growth and cost discipline:

•	Full Year 2016: 7.4% (10.1% excluding the impact of FX movements)

•	Fourth Quarter 2016: 17.5% (19.3% excluding the impact of FX movements)

Cash and Liquidity

As of December 31, 2016, total debt was $8.9 billion, and net debt (total debt less cash and cash equivalents of $1.5 billion) was $7.4 billion. On February 13, 2017, the RBI Board of Directors declared a dividend of $0.18 per common share and Class B exchangeable limited partnership unit of Restaurant Brands International Limited Partnership for the first quarter of 2017. The dividend will be payable on April 4, 2017 to shareholders and unitholders of record at the close of business on March 3, 2017.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, February 13, 2017, to review financial results for the full year and fourth quarter ended December 31, 2016. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $24 billion in system-wide sales and over 20,000 restaurants in more than 100 countries and U.S. territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s current beliefs regarding its ability to build on the results of 2016 to achieve long-term sustainable growth at both of its iconic brands. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Sales	$569.2	$555.8	$2,204.7	$2,169.0
Franchise and property revenues	542.2	501.2	1,941.1	1,883.2

Total revenues	1,111.4	1,057.0	4,145.8	4,052.2

Cost of sales	441.6	454.9	1,727.3	1,809.5
Franchise and property expenses	130.6	138.0	454.1	503.2
Selling, general and administrative expenses	90.1	120.4	318.6	437.7
(Income) loss from equity method investments	(3.6)	(1.6)	(20.2)	4.1
Other operating expenses (income), net	(38.9)	23.3	(0.7)	105.5

Total operating costs and expenses	619.8	735.0	2,479.1	2,860.0

Income from operations	491.6	322.0	1,666.7	1,192.2
Interest expense, net	117.3	116.0	466.9	478.3
Loss on early extinguishment of debt	—	—	—	40.0

Income before income taxes	374.3	206.0	1,199.8	673.9
Income tax expense	72.9	21.5	243.9	162.2

Net income	301.4	184.5	955.9	511.7

Net income attributable to noncontrolling interests	115.5	65.3	340.3	136.6
Preferred share dividends	67.5	67.5	270.0	271.2
Net income attributable to common shareholders	$118.4	$51.7	$345.6	$103.9

Earnings per common share
Basic	$0.50	$0.25	$1.48	$0.51
Diluted	$0.50	$0.25	$1.45	$0.50
Weighted average shares outstanding
Basic	234.2	206.9	232.9	203.5
Diluted	470.8	474.7	470.0	476.0
Dividends per common share	$0.17	$0.13	$0.62	$0.44

Memo: Basic earnings per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

For the three and twelve months ended December 31, 2016, diluted EPS of $0.50 and $1.45 per share, respectively, includes $118.4 million and $345.6 million net income attributable to common shareholders and $114.8 million and $336.8 million net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership (“Partnership exchangeable units”), respectively.

For the three and twelve months ended December 31, 2015, diluted EPS of $0.25 and $0.50 per share, respectively, includes $51.7 million and $103.9 million net income attributable to common shareholders and $64.8 million and $133.2 million net income attributable to noncontrolling interests related to the Partnership exchangeable units, respectively.

The diluted earnings per share calculation assumes conversion of 100% of the Partnership exchangeable units to RBI common shares under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,460.4	$757.8
Accounts and notes receivable, net of allowance of $14.3 million and $14.2 million, respectively	403.5	422.0
Inventories, net	71.8	81.3
Advertising fund restricted assets	57.7	57.5
Prepaids and other current assets	103.6	50.9

Total current assets	2,097.0	1,369.5
Property and equipment, net of accumulated depreciation and amortization of $474.5 million and $339.3 million, respectively	2,054.7	2,150.6
Intangible assets, net	9,228.0	9,147.8
Goodwill	4,675.1	4,574.4
Net investment in property leased to franchisees	91.9	117.2
Derivative assets	717.9	830.9
Other assets, net	260.3	220.7

Total assets	$19,124.9	$18,411.1

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$369.8	$361.5
Other accrued liabilities	469.3	441.3
Gift card liability	194.4	168.5
Advertising fund liabilities	83.3	93.6
Current portion of long term debt and capital leases	93.9	56.1

Total current liabilities	1,210.7	1,121.0
Term debt, net of current portion	8,410.2	8,462.3
Capital leases, net of current portion	218.4	203.4
Other liabilities, net	784.9	795.9
Deferred income taxes, net	1,715.1	1,618.8

Total liabilities	12,339.3	12,201.4

Redeemable preferred shares; no par value; 68,530,939 shares authorized, issued and outstanding at December 31, 2016 and December 31, 2015	3,297.0	3,297.0
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at December 31, 2016 and 2015;
234,236,678 shares issued and outstanding at December 31, 2016;
225,707,588 shares issued and outstanding at December 31, 2015	1,955.1	1,824.5
Retained earnings	445.7	245.8
Accumulated other comprehensive income (loss)	(698.3)	(733.7)

Total Restaurant Brands International Inc. shareholders’ equity	1,702.5	1,336.6
Noncontrolling interests	1,786.1	1,576.1

Total shareholders’ equity	3,488.6	2,912.7

Total liabilities, redeemable preferred shares and shareholders’ equity	$19,124.9	$18,411.1

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$955.9	$511.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172.1	182.0
Loss on early extinguishment of debt	—	40.0
Amortization of deferred financing costs and debt issuance discount	38.9	34.9
(Income) loss from equity method investments	(20.2)	4.1
Loss (gain) on remeasurement of foreign denominated transactions	(20.1)	37.0
Net losses on derivatives	21.3	53.6
Share-based compensation expense	35.1	50.8
Deferred income taxes	80.1	(32.3)
Other	3.5	9.6
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Restricted cash and cash equivalents	—	79.2
Accounts and notes receivable	(15.8)	(26.5)
Inventories and prepaids and other current assets	7.7	9.2
Accounts and drafts payable	27.5	191.2
Advertising fund restricted assets and fund liabilities	(10.1)	32.9
Other accrued liabilities and gift card liability	(1.2)	56.2
Other long-term assets and liabilities	(5.7)	(28.8)

Net cash provided by operating activities	1,269.0	1,204.8

Cash flows from investing activities:
Payments for property and equipment	(33.7)	(115.3)
Proceeds from disposal of assets, restaurant closures and refranchisings	30.0	19.6
Return of investment on direct financing leases	16.6	16.3
Settlement/sale of derivatives, net	11.0	14.2
Other investing activities, net	3.0	3.7

Net cash provided by (used for) investing activities	26.9	(61.5)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	1,250.0
Repayments of long-term debt and capital leases	(69.7)	(2,627.8)
Payment of financing costs	—	(81.3)
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(538.1)	(362.4)
Repurchase of Partnership exchangeable units	—	(293.7)
Proceeds from stock option/warrant exercises	13.7	3.0
Excess tax benefits from share-based compensation	8.6	0.5
Other financing activities, net	(5.4)	(3.5)

Net cash provided by (used for) financing activities	(590.9)	(2,115.2)

Effect of exchange rates on cash and cash equivalents	(2.4)	(73.5)
Increase (decrease) in cash and cash equivalents	702.6	(1,045.4)
Cash and cash equivalents at beginning of period	757.8	1,803.2

Cash and cash equivalents at end of period	$1,460.4	$757.8

Supplemental cashflow disclosures:
Interest paid	$407.1	$408.3
Income taxes paid	$159.3	$208.3
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$32.1	$16.7

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. System-wide sales growth and comparable sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Business Metrics by Brand Market	2016	2015	2016	2015

System-wide Sales Growth
TH - Canada	2.1%	12.4%	4.6%	9.1%
TH - US	7.3%	11.3%	8.2%	10.7%
TH - International	33.0%	29.1%	37.3%	28.2%
BK - US&C	2.9%	2.8%	1.9%	5.7%
BK - EMEA	13.1%	14.5%	12.4%	14.6%
BK - APAC	16.0%	16.0%	17.7%	15.7%
BK - LAC	20.3%	18.3%	19.6%	18.0%

Comparable Sales Growth
TH - Canada	(0.2)%	6.4%	2.2%	5.5%
TH - US	3.6%	5.8%	4.9%	6.4%
TH - International	(0.4)%	5.9%	2.1%	4.6%
BK - US&C	1.8%	2.8%	1.1%	5.7%
BK - EMEA	2.1%	4.6%	2.2%	4.5%
BK - APAC	4.4%	4.4%	4.9%	3.4%
BK - LAC	10.1%	8.7%	8.7%	8.4%

System NRG
TH - Canada	84	35	151	99
TH - US	26	(8)	33	1
TH - International	11	42	16	55
BK - US&C	57	37	32	1
BK - EMEA	214	100	321	275
BK - APAC	174	132	326	260
BK - LAC	50	65	56	95

System Restaurant Count
TH - Canada	3,801	3,650	3,801	3,650
TH - US	683	650	683	650
TH - International	129	113	129	113
BK - US&C	7,439	7,407	7,439	7,407
BK - EMEA	4,398	4,077	4,398	4,077
BK - APAC	2,052	1,726	2,052	1,726
BK - LAC	1,849	1,793	1,849	1,793

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2016	2015	2016	2015
TH Segment SG&A	$30.6	$24.6	$78.9	$93.2
BK Segment SG&A	36.7	40.2	159.6	159.0
Share-based compensation and non-cash incentive compensation expense	11.0	14.3	42.0	51.8
Depreciation and amortization	5.8	4.3	21.7	17.0
Integration costs	6.0	—	16.4	—
TH transaction and restructuring costs	—	37.0	—	116.7

Selling, general and administrative expenses	$90.1	$120.4	$318.6	$437.7

Other Operating Expenses (Income), net

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in US$ millions)	2016	2015	2016	2015
Net losses (gains) on disposal of assets, restaurant closures and refranchisings (1)	$(1.9)	$25.2	$17.7	$22.0
Litigation settlements and reserves, net	(0.4)	(0.5)	1.6	1.3
Net losses on derivatives (2)	—	—	—	37.3
Net losses (gains) on foreign exchange (3)	(36.2)	1.6	(20.1)	46.7
Other, net	(0.4)	(3.0)	0.1	(1.8)

Other operating expenses (income), net	$(38.9)	$23.3	$(0.7)	$105.5

(1)	Net losses on disposal of assets, restaurant closures and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(2)	Net losses on derivatives for the twelve months ended December 31, 2015 is primarily due to changes in fair value related to interest rate swaps not designated for hedge accounting. These interest rate swaps were settled during May 2015.
(3)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including acquisition accounting impact on cost of sales, Tim Hortons transaction and restructuring costs and integration costs, each of which is associated with the acquisition of Tim Hortons. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and original issue discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended December 31, 2016

(Unaudited)

	Actual		Q4 ’16 vs. Q4 ’15		Impact of FX Movements	Organic Growth
(in US$ millions)	Q4 ’16	Q4 ’15	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$793.9	$771.5	$22.4	2.9%	$2.7	$19.7	2.6%
BK	$317.5	$285.5	$32.0	11.2%	$(4.1)	$36.1	12.6%

RBI	$1,111.4	$1,057.0	$54.4	5.1%	$(1.4)	$55.8	5.3%

Adjusted EBITDA
TH	$278.4	$243.4	$35.0	14.4%	$0.7	$34.3	14.1%
BK	$234.0	$199.2	$34.8	17.5%	$(3.6)	$38.4	19.3%

RBI	$512.4	$442.6	$69.8	15.8%	$(2.9)	$72.7	16.4%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Twelve Months Ended December 31, 2016

(Unaudited)

	Actual		2016 vs. 2015		Impact of FX Movements	Organic Growth
(in US$ millions)	2016	2015	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$3,001.4	$2,956.9	$44.5	1.5%	$(91.7)	$136.2	4.6%
BK	$1,144.4	$1,095.3	$49.1	4.5%	$(22.5)	$71.6	6.5%

RBI	$4,145.8	$4,052.2	$93.6	2.3%	$(114.2)	$207.8	5.1%

Adjusted EBITDA
TH	$1,072.3	$906.7	$165.6	18.3%	$(31.8)	$197.4	21.8%
BK	$815.9	$759.5	$56.4	7.4%	$(20.2)	$76.6	10.1%

RBI	$1,888.2	$1,666.2	$222.0	13.3%	$(52.0)	$274.0	16.4%

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(Unaudited)

(in US$ millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Segment Income:
TH	$278.4	$243.4	$1,072.3	$906.7
BK	234.0	199.2	815.9	759.5

Adjusted EBITDA	512.4	442.6	1,888.2	1,666.2
Share-based compensation and non-cash incentive compensation expense (1)	11.0	14.3	42.0	51.8
Acquisition accounting impact on cost of sales	—	—	—	0.5
Integration costs (2)	6.0	—	16.4	—
TH transaction and restructuring costs (3)	—	37.0	—	116.7
Impact of equity method investments (4)	(0.4)	2.0	(8.0)	17.7
Other operating expenses (income), net	(38.9)	23.3	(0.7)	105.5

EBITDA	534.7	366.0	1,838.5	1,374.0
Depreciation and amortization	43.1	44.0	171.8	181.8

Income from operations	491.6	322.0	1,666.7	1,192.2
Interest expense, net	117.3	116.0	466.9	478.3
Loss on early extinguishment of debt	—	—	—	40.0
Income tax expense	72.9	21.5	243.9	162.2

Net income	$301.4	$184.5	$955.9	$511.7

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015 (7)	2016	2015 (7)
Net income	$301.4	$184.5	$955.9	$511.7
Income tax expense	72.9	21.5	243.9	162.2

Income before income taxes	374.3	206.0	1,199.8	673.9
Adjustments:
Franchise agreement amortization	6.9	7.3	27.3	27.8
Amortization of deferred financing costs and original issue discount	9.8	9.9	38.9	34.9
Interest expense and loss on extinguished debt (5)	3.1	3.2	12.6	53.2
Acquisition accounting impact on cost of sales	—	—	—	0.5
Integration costs (2)	6.0	—	16.4	—
TH transaction and restructuring costs (3)	—	37.0	—	116.7
Impact of equity method investments (4)	(0.4)	2.0	(8.0)	17.7
Other operating expenses (income), net	(38.9)	23.3	(0.7)	105.5

Total adjustments	(13.5)	82.7	86.5	356.3
Adjusted income before income taxes	360.8	288.7	1,286.3	1,030.2

Adjusted income tax expense (6)	85.0	68.7	272.1	240.0

Adjusted net income before preferred share dividends	275.8	220.0	1,014.2	790.2

Preferred share dividends	67.5	67.5	270.0	271.2

Adjusted net income	$208.3	$152.5	$744.2	$519.0

Adjusted diluted earnings per share	$0.44	$0.32	$1.58	$1.09

Weighted average diluted shares outstanding	470.8	474.7	470.0	476.0

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2015 and 2016 cash bonus, respectively.
(2)	In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred certain non-recurring selling, general and administrative expenses related to these initiatives during the three and twelve months ended December 31, 2016, primarily consisting of professional fees.
(3)	In connection with the acquisition of Tim Hortons Inc. and a series of post-closing transactions during 2015 that resulted in changes to our legal and capital structure, we incurred certain non-recurring selling, general and administrative expenses during the three and twelve months ended December 31, 2015.
(4)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)	For the three and twelve months ended December 31, 2016, represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015. For the three and twelve months ended December 31, 2015, represents loss on early extinguishment of debt, $3.2 million and $11.3 million of non-cash interest expense, respectively, related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015 and $1.9 million of incremental interest expense for the twelve months ended December 31, 2015 related to the redemption of the Tim Hortons Notes and the March 2015 mandatory prepayment of our term loan.
(6)	Adjusted income tax expense for the three and twelve months ended December 31, 2016 and 2015, respectively, includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.
(7)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.